DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports Fourth Quarter, Full Year 2014 Results

DOWNINGTOWN, Pa., Jan. 23, 2015 -- DNB Financial Corporation (Nasdaq:DNBF), parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, today reported financial results for the three months and 12 months ended December 31, 2014.

For the three months ended December 31, 2014, net income available to common shareholders was $1.42 million or $0.50 per diluted common share compared with $1.12 million or $0.41 per diluted common share for the three months ended December 31, 2013.

For the 12 months ended December 31, 2014, net income available to common shareholders was $4.67 million or $1.66 per diluted common share compared with $3.77 million or $1.36 per diluted common share for the 12 months ended December 31, 2013. Net income in 2013 included a $1.6 million provision for credit losses in the third quarter following a $3.6 million write-down of three non-performing commercial credits.

William S. Latoff, Chairman and CEO, commented: “Our financial performance in 2014 reflected key initiatives to transform DNB First into a better integrated organization with a strong sales culture. We were very pleased with the results generated by our full-service retail banking operation, which we have built to be flexible, responsive, and able to provide a wide range of financial solutions. Fee income from wealth management services also contributed to our increasingly diversified revenue stream.

“We entered 2014 with a strengthened balance sheet and a solid capital position.  As a result, DNB was able to flow a greater amount of revenue to the bottom line and build shareholder value. We have significant momentum as we enter 2015.”

Highlights:

•
Total stockholders’ equity was $63.91 million at December 31, 2014, reflecting consistent quarterly growth throughout the year, and was up from $58.58 million at December 31, 2013. Tangible book value per common share rose to $18.27 at December 31, 2014 compared with $16.47 at December 31, 2013.

•
Return on average assets (ROAA) was 0.82% for the three months ended December 31, 2014, reflecting a consecutive quarterly increase throughout 2014 from 0.70% a year earlier, and return on average equity (ROAE) rose to 9.04% for the three months ended December 31, 2014 compared with 7.86% for the three months ended December 31, 2013.

•	Total assets were a Company record $723.33 million, up 9.4% compared with total assets of $661.47 million at December 31, 2013.
•
Total loans and leases before the allowance for credit losses, reflecting a balanced mix of commercial loans and growing retail lending, increased 9.69% to $455.60 million at December 31, 2014 from $415.35 million at December 31, 2013. Total loans and leases after allowance for credit losses rose 9.73% on a year-over-year comparison.

•
Net interest income for the 12 months of 2014 was $21.29 million compared with $20.32 million for the 12 months ended December 31, 2013, reflecting increased interest income from loan growth and reduced interest expense resulting from disciplined rate management.

•
The Bank's core deposits (demand deposits, NOW, money market and savings accounts) rose 11.8% to $518.04 million at December 31, 2014 compared with $463.21 million at December 31, 2013, as the Bank continued to build commercial and retail client relationships that incorporate attractive lower-cost deposits as part of a total relationship banking experience.

•	Wealth management assets under care grew to $163.81 million at December 31, 2014, up from $148.19 million at December 31, 2013, as the Bank continued expanding its wealth management business.

Fourth Quarter, Three and 12 Months of 2014 Income Statement Highlights

For the three months ended December 31, 2014, net interest income after provision for credit losses increased to $5.25 million compared with $4.78 million in the fourth quarter of 2013, reflecting organic loan growth, a lower provision for credit losses and a 16.76% reduction of interest expense.

Net interest income rose 4.7% to $21.29 million for the 12 months ended December 31, 2014, compared with $20.32 million for the 12 months ended December 31, 2013. The year-over-year improvement reflected increased loan volume and a reduction in interest expense.

The Company's net interest margin was 3.25% for the fourth quarter of 2014 compared with 3.31% for the fourth quarter of 2013. On a consecutive quarter basis, the Company's net interest margin remained relatively stable throughout 2014, despite the continuing pressures of a low-interest rate environment. The Company mitigated some of this pressure through interest expense management, including increased levels of core deposits and opportunistic use of wholesale borrowings at attractive rates.

Total non-interest income, including fees from wealth management, gains on the sale of investment securities, income from merchant services and debit and credit card use, were up 34.47% to $1.50 million in the fourth quarter of 2014 compared with $1.11 million in the fourth quarter of December 2013. The year-over-year growth included an 11.19% rise in fees from DNB Investment Management and Trust, new fee income from mortgage banking reflecting the Company’s expanding retail banking business, and higher income generated by the Company’s ongoing management of its investment securities portfolio. Total non-interest income for the 12 months of 2014 was $4.96 million compared with $4.80 million in 2013.

Total non-interest expense was $4.73 million in the fourth quarter of 2014 compared with $4.34 million in the fourth quarter of 2013, and was $18.63 million for the 12 months ended December 31, 2014 compared with $17.45 million for the 12 months ended December 31, 2013. Latoff noted,  “The increase in expenses reflect the Company’s ongoing investment in technology, personnel and facilities to support retail banking initiatives, build wealth management capabilities, and drive efficiency and productivity throughout the franchise.”

Balance Sheet, Asset Quality, and Capital Position Highlights

Total assets increased to a company record $723.33 million at December 31, 2014 compared with $661.47 million at December 31, 2013. The Company grew earning assets, primarily loans and investment securities, while trimming premises and equipment assets by 6.70% and reducing other real estate owned (OREO) holdings by 17.72% at December 31, 2014 compared with December 31, 2013.

Total deposits increased to $605.08 million at December 31, 2014, an 8.29% increase from $558.75 million at December 31, 2013. The Company added $54.83 million to core deposits in 2014, which increased 11.84% to $518.04 million compared with $463.21 million. The increase in core deposits and attractively priced FHLB borrowings contributed to a cost of funds of 38 basis points for the year ended December 31, 2014.

Total net loans and leases before allowance for credit losses increased 9.69% to $455.60 million at December 31, 2014 compared with $415.35 million at December 31, 2013. After allowance for credit losses, total loans and leases stood at $450.70 million at year-end 2014 compared with $410.73 at year-end 2013. Loan totals at December 31, 2014 included year-over-year growth of 85.9% in commercial construction loans, 9.7% growth in commercial real estate lending, a 5.3% increase in residential mortgage loans and 17.3% growth in consumer lending.

Asset quality measurements at December 31, 2014 reflected ongoing balance sheet stability and diligent risk management as assets have grown. At December 31, 2014, the ratio of total non-performing loans to total loans was 1.50%, the ratio of non-performing assets to total assets was 1.07%, and net charge-offs to average loans was 0.16%.

Key measurements of shareholder value, including total stockholders' equity, total earning assets, book value per common share, ROAA and ROAE grew throughout the year. The Company further enhanced shareholder value through quarterly $0.07 cash dividends generating a current yield of approximately 1.3% to common stockholders.

The Company's key capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions.  Tier 1 leverage ratio of 10.55%, tier 1 risk-based capital ratio of 14.86% and total risk-based capital ratio of 15.87% as of December 31, 2014 exceeded regulatory definitions for a well-capitalized institution and were consistent with the prior four quarters’ ratios.

Latoff concluded: “Looking ahead to 2015, we feel the Company is well positioned to grow, despite the prospects of a continuing uncertain interest rate and overall economic environment. We anticipate that competition for quality business in commercial banking, in particular, will remain intense. We believe our expanded range of services and capabilities will be a key factor in winning business and building lasting, long-term client relationships. We welcome the opportunity to continue on our path of building value for the Company and our shareholders.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
EARNINGS:
Interest income	$6,012	$5,828	$23,596	$23,212
Interest expense	561	674	2,311	2,888
Net interest income	5,451	5,154	21,285	20,324
Provision for credit losses	200	375	1,130	2,530
Non-interest income	1,063	999	4,100	4,023
Gain on sale of investment securities	435	115	858	610
Gain on sale of SBA loans	0	0	0	162
(Gain) loss on sale / write-down of OREO and ORA	0	(134)	7	(106)
Non-interest expense	4,732	4,470	18,625	17,556
Income before income taxes	2,017	1,557	6,481	5,139
Income tax expense	566	396	1,677	1,220
Net income	1,451	1,161	4,804	3,919
Preferred stock dividends and accretion of discount	32	37	135	148
Net income available to common stockholders	$1,419	$1,124	$4,669	$3,771
Net income per common share, diluted	$0.50	$0.41	$1.66	$1.36

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2014	2013
FINANCIAL POSITION:
Cash and cash equivalents	$12,504	$34,060
Investment securities	231,656	186,958
Loans held for sale	617	0
Loans	455,603	415,354
Allowance for credit losses	(4,906)	(4,623)
Net loans	450,697	410,731
Premises and equipment, net	7,668	8,218
Other assets	20,188	21,506
Total assets	$723,330	$661,473

Deposits	$605,083	$558,747
FHLB advances	20,000	10,000
Repurchase agreements	19,221	19,854
Other borrowings	9,784	9,820
Other liabilities	5,334	4,469
Stockholders' equity	63,908	58,583
Total liabilities and stockholders' equity	$723,330	$661,473

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2014	2014	2014	2014	2013
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,419	$1,196	$1,087	$967	$1,124
Basic earnings per common share	$0.51	$0.43	$0.39	$0.35	$0.41
Diluted earnings per common share	$0.50	$0.43	$0.38	$0.35	$0.41
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$18.33	$17.81	$17.62	$17.09	$16.55
Tangible book value per common share	$18.27	$17.74	$17.55	$17.01	$16.47
Average common shares outstanding	2,776	2,769	2,763	2,758	2,754
Average diluted common shares outstanding	2,822	2,817	2,810	2,802	2,799

Performance Ratios
Return on average assets	0.82%	0.72%	0.67%	0.62%	0.70%
Return on average equity	9.04%	7.82%	7.35%	6.78%	7.86%
Return on average tangible equity	9.06%	7.84%	7.38%	6.81%	7.89%
Net interest margin	3.25%	3.33%	3.36%	3.36%	3.31%
Efficiency ratio	70.45%	68.76%	71.97%	73.63%	70.15%

Asset Quality Ratios
Net charge-offs to average loans	0.16%	0.27%	0.11%	0.24%	0.06%
Non-performing loans/Total loans	1.50%	1.34%	1.18%	1.26%	1.38%
Non-performing assets/Total assets	1.07%	1.00%	0.89%	0.94%	1.03%
Allowance for credit loss/Total loans	1.08%	1.09%	1.11%	1.10%	1.11%
Allowance for credit loss/Non-performing loans	71.59%	81.01%	94.62%	87.59%	80.73%

Capital Ratios
Total equity/Total assets	8.84%	8.97%	9.00%	8.83%	8.86%
Tangible equity/Tangible assets	8.82%	8.95%	8.95%	8.78%	8.84%
Tangible common equity/Tangible assets	7.02%	7.08%	7.06%	6.88%	6.87%
Tier 1 leverage ratio	10.55%	10.75%	10.76%	10.72%	10.61%
Tier 1 risk-based capital ratio	14.86%	14.84%	14.88%	15.00%	15.35%
Total risk-based capital ratio	15.87%	15.86%	15.92%	16.04%	16.40%

Wealth Management
Assets under care*	$163,807	$161,068	$158,688	$152,570	$148,193

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013
EARNINGS:
Interest income	$6,012	$5,905	$5,877	$5,802	$5,828
Interest expense	561	544	581	625	674
Net interest income	5,451	5,361	5,296	5,177	5,154
Provision for credit losses	200	300	255	375	375
Non-interest income	1,063	1,041	1,012	984	999
Gain on sale of investment securities	435	86	102	235	115
(Gain) loss on sale / write-down of OREO and ORA	0	0	1	6	(134)
Non-interest expense	4,732	4,532	4,673	4,688	4,470
Income before income taxes	2,017	1,656	1,481	1,327	1,557
Income tax expense	566	427	361	323	396
Net income	1,451	1,229	1,120	1,004	1,161
Preferred stock dividends and accretion of discount	32	33	33	37	37
Net income available to common stockholders	$1,419	$1,196	$1,087	$967	$1,124
Net income per common share, diluted	$0.50	$0.43	$0.38	$0.35	$0.41

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013
FINANCIAL POSITION:
Cash and cash equivalents	$12,504	$23,891	$28,428	$35,692	$34,060
Investment securities	231,656	198,086	194,771	191,829	186,958
Loans held for sale	617	0	0	0	0
Loans and leases	455,603	449,407	439,022	430,171	415,354
Allowance for credit losses	(4,906)	(4,887)	(4,887)	(4,750)	(4,623)
Net loans and leases	450,697	444,520	434,135	425,421	410,731
Premises and equipment, net	7,668	7,825	7,973	8,120	8,218
Other assets	20,188	21,098	19,855	20,197	21,506
Total assets	$723,330	$695,420	$685,162	$681,259	$661,473

Demand Deposits	$102,107	$116,758	$116,989	$110,866	$101,853
NOW	205,816	173,168	174,044	177,300	170,427
Money marekts	143,483	143,771	133,479	127,961	130,835
Savings	66,634	64,550	63,844	62,349	60,090
Core Deposits	518,040	498,247	488,356	478,476	463,205
Time deposits	76,805	80,898	79,494	83,297	95,542
Brokered deposits	10,238	10,221	7,719	-	-
Total Deposits	605,083	589,366	575,569	561,773	558,747
FHLB advances	20,000	10,000	10,000	10,000	10,000
Repurchase agreements	19,221	19,330	23,939	35,555	19,854
Other borrowings	9,784	9,793	9,802	9,811	9,820
Other liabilities	5,334	4,568	4,155	3,999	4,469
Stockholders' equity	63,908	62,363	61,697	60,121	58,583
Total liabilities and stockholders' equity	$723,330	$695,420	$685,162	$681,259	$661,473